EXECUTION COPY
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                                                                     EXHIBIT 2.8
                                                                     -----------

                           TRADEMARK  LICENSE  AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT (THE "AGREEMENT") DATED AS OF THE CLOSING DATE AND BETWEEN MATHSOFT, INC., A MASSACHUSETTS CORPORATION ("SELLER") AND MATHSOFT ENGINEERING & EDUCATION, INC., A DELAWARE CORPORATION ("MEE"). CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT (AS DEFINED BELOW).

     WHEREAS, MEE IS ACQUIRING FROM SELLER VARIOUS INTELLECTUAL PROPERTY RIGHTS IN ANTICIPATION OF THE PURCHASE OF ALL OF THE STOCK OF MEE BY MATHSOFT CORPORATE HOLDINGS, INC. (THE "TRANSACTION") PURSUANT TO A STOCK PURCHASE AGREEMENT AMONG SELLER, MEE AND MATHSOFT CORPORATE HOLDINGS, INC. (THE "STOCK PURCHASE AGREEMENT");

     WHEREAS, IN CONNECTION WITH THE TRANSACTION, CERTAIN TRADEMARKS, SERVICE MARKS, TRADE NAMES AND TRADE DRESS ARE BEING TRANSFERRED FROM SELLER TO MEE (THE "RELATED MARKS");

     WHEREAS, FOLLOWING THE TRANSACTION, MEE WILL CONDUCT THE BUYER BUSINESS (AS DEFINED IN THE NON-COMPETITION AGREEMENT OF EVEN DATE HEREWITH), USING THE NAME AND MARK "MATHSOFT" (THE "MARK");

     WHEREAS, SELLER DESIRES TO CONTINUE TO USE THE NAME "MATHSOFT" AS ITS CORPORATE NAME, PENDING STOCKHOLDER APPROVAL OF A CHANGE OF NAME AND THEREFORE DESIRES TO RETAIN RIGHTS TO THE MARK PENDING SUCH APPROVAL, AND TO USE THE TRADEMARK AND TRADE NAME "MATHSOFT" FOR A LIMITED PERIOD SOLELY FOR THE PURPOSE OF CONSUMING EXISTING INVENTORY OF COLLATERAL, PACKAGING AND PROMOTIONAL MATERIALS, INCLUDING ADVERTISEMENTS CONTRACTED FOR AS OF THE DATE OF CLOSING; AND

     WHEREAS, SELLER DESIRES TO LICENSE THE MARK TO MEE PENDING ITS CORPORATE NAME CHANGE, AT WHICH POINT IT WILL TRANSFER ALL REMAINING RIGHT, TITLE AND INTEREST IN AND TO THE MARK TO MEE.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH IN THE STOCK PURCHASE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE SELLER AND MEE HEREBY AGREE AS FOLLOWS:

1.     GRANT OF LICENSE.  SELLER HEREBY GRANTS TO MEE AN IRREVOCABLE, PERPETUAL,
       ----------------
EXCLUSIVE, ROYALTY-FREE, WORLDWIDE RIGHT AND LICENSE (THE "LICENSE") TO USE THE MARK IN THE OPERATION OF THE BUYER BUSINESS, INCLUDING WITHOUT LIMITATION USE OF THE MARK IN ITS CORPORATE NAME AND IN THE NAMES OF ITS AFFILIATES, WITH FULL RIGHT TO SUBLICENSE ANY OR ALL OF SUCH RIGHTS, ALL ON THE TERMS AND CONDITIONS SET FORTH HEREIN.

2.     RESERVED  RIGHTS.
       ----------------

     2.1 SELLER AND MEE HEREBY ACKNOWLEDGE AND AGREE THAT SELLER SHALL HAVE THE CONTINUING RIGHT, TO USE THE MARK: A) IN ITS CORPORATE NAME; B) FOR A PERIOD OF UP TO SIX (6) MONTHS FOLLOWING THE CLOSING (THE "PHASE OUT PERIOD"), AS A TRADEMARK ONLY IN CONNECTION WITH CONTINUED DISTRIBUTION OF PRODUCTS ON SELLER'S REMAINING INVENTORY OF COLLATERAL, PACKAGING, USER MANUALS, AND PROMOTIONAL MATERIALS AND IN ADVERTISING OR PRINTING OF USER MANUALS CONTRACTED FOR AS OF THE DATE OF CLOSING, AND NOT FOR ANY OTHER PURPOSE. NOTHING IN THIS AGREEMENT IS INTENDED TO PERMIT SELLER TO USE THE RELATED MARKS FOR ANY PURPOSE. SELLER COVENANTS NOT TO SUBLICENSE ITS RESERVED RIGHTS TO ANY OTHER PARTY, TO GRANT ANY LIEN, SECURITY INTEREST OR ENCUMBRANCE ON THE MARK, OR TAKE ANY OTHER ACTION DETRIMENTAL TO MEE'S INTERESTS AS EXCLUSIVE LICENSEE AND POTENTIAL OWNER OF THE MARK.


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     2.2     NOTWITHSTANDING  THE  FORGOING,  THE  PARTIES ACKNOWLEDGE AND AGREE
THAT FOR A PERIOD OF SIX (6) MONTHS AFTER THE CLOSE OF THE PHASE OUT PERIOD, IN THE EVENT THAT SELLER RECEIVES A BONA FIDE REQUEST EITHER FOR: A) EXISTING USER MANUAL(S) THAT HAVE NOT AS YET BEEN REPRINTED WITH NEW BRANDING; OR B) REPRINTS OF THIRD PARTY ARTICLES FROM MAGAZINES ABOUT SELLER'S PRODUCTS, OR USER MANUALS PRINTED BY A THIRD PARTY PRIOR TO THE CLOSE OF THE PHASE OUT PERIOD, SELLER MAY DISTRIBUTE SUCH MATERIALS THAT IT MAY HAVE, PROVIDED THAT SELLER PLACES STICKERS
                                            -------------
ON THE COVER OF SAID MATERIAL(S) OBLITERATING THE MARK AND CLEARLY INDICATING THAT MEE IS NOT THE SOURCE OF THE MATERIALS OR ACCOMPANYING CONTENT. THE PARTIES FURTHER ACKNOWLEDGE THAT IN LIMITED CASES MATERIALS THAT ARE THE SUBJECT OF THIS PARAGRAPH 2.2 MAY REFER TO THE MARK INCIDENTALLY IN THE TEXT OF THE MATERIALS AND/OR BEAR COPYRIGHT NOTICES REFERRING TO MATHSOFT, AND THAT IT MAY NOT BE POSSIBLE TO RE-STICKER OR OBLITERATE ALL OF THESE INSTANCES OTHER THAN THOSE OCCURRENCES THAT APPEAR ON THE COVER OR ON THE OUTSIDE OF THE MATERIALS. UNDER NO CIRCUMSTANCES SHALL SELLER PRINT, PUBLISH OR DISTRIBUTE ANY DOCUMENTATION OF ANY SORT BEARING THE MARK MORE THAN SIX MONTHS AFTER THE PHASE OUT PERIOD.

3.     TERM.
       ----

     3.1     TERM.  THE  TERM  OF  THIS AGREEMENT (THE "TERM") SHALL COMMENCE ON
             ----
THE DATE HEREOF AND SHALL TERMINATE UPON THE EFFECTIVE DATE OF THE AMENDMENT TO SELLER'S CORPORATE CHARTER EFFECTING A CHANGE OF CORPORATE NAME.

     3.2     RIGHT  TO  TERMINATE.  MEE  MAY  TERMINATE THIS AGREEMENT, ON PRIOR
             --------------------
WRITTEN NOTICE TO SELLER, IN THE EVENT THAT: (I) SELLER IS IN DEFAULT OF THE TERMS OF THIS AGREEMENT AND SUCH DEFAULT CONTINUES FOR MORE THAN THIRTY (30) DAYS AFTER WRITTEN NOTICE THEREOF TO SELLER; OR (II) SELLER FILES A PETITION IN BANKRUPTCY OR IS ADJUDICATED A BANKRUPT OR INSOLVENT, OR MAKES AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR AN ARRANGEMENT PURSUANT TO ANY BANKRUPTCY LAW, OR IF SELLER DISCONTINUES OR DISSOLVES ITS BUSINESS OR IF A RECEIVER IS APPOINTED FOR SELLER OR FOR SELLER'S BUSINESS AND SUCH RECEIVER IS NOT DISCHARGED WITHIN 30 DAYS.

4.     RESTRICTIONS  ON  USE.
       ---------------------

     4.1     QUALITY,  USE,  COMPLIANCE WITH LAWS.  SELLER ACKNOWLEDGES THAT MEE
             ------------------------------------
HAS  TRADEMARK  INTERESTS  IN  THE MARK AND RELATED MARKS.  SELLER SHALL USE THE
MARK ONLY IN A MANNER AND FORM: (I) TO DESIGNATE ITS CORPORATE NAME, OR ON EXISTING PRODUCT AND COLLATERAL AND ONLY AS DESCRIBED IN SECTION 2(B) OF THIS AGREEMENT; (II) THAT PROTECTS MEE'S EXCLUSIVE LICENSE INTEREST THEREIN; AND
(III) THAT COMPLIES WILL ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN LAWS, RULES AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, ALL APPLICABLE TRADEMARK LAWS, RULES AND REGULATIONS.


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
     4.2     QUALITY  CONTROL.  MEE  SHALL HAVE THE RIGHT TO MONITOR AND INSPECT
             ----------------
THE FACILITIES, GOODS AND OTHER MATERIALS ON WHICH THE MARK IS APPLIED FOR THE PURPOSE OF PROTECTING AND MAINTAINING THE ESTABLISHED STANDARDS OF QUALITY AND GOOD WILL ASSOCIATED WITH THE MARK. IF MEE AT ANY TIME FINDS THAT SELLER'S USE OF THE MARK IS NOT CONSISTENT WITH STANDARDS OF QUALITY ACCEPTABLE TO MEE, SELLER SHALL UNDERTAKE TO CORRECT SUCH DEFECTS IN ACCORDANCE WITH SUCH REASONABLE NOTIFICATION WITHIN TEN (10) DAYS OF SUCH NOTICE. MEE MAY, AT ITS ELECTION, INSTRUCT SELLER TO REMOVE THE MARK FROM ANY LOCATIONS WHERE SUCH INCONSISTENT USE APPEARS, AND SELLER SHALL MAKE BEST EFFORTS TO COMPLY WITH SUCH INSTRUCTION. IN THE EVENT THAT ACTUAL CONFUSION AS TO THE SOURCE OF GOODS OR SERVICES BEARING THE MARK ARISES, SELLER AND MEE SHALL COOPERATE WITH ONE ANOTHER, EACH AT THEIR OWN EXPENSE, TO REDUCE OR ERADICATE SAID CONFUSION BY, FOR EXAMPLE, PLACING REASONABLE LEGENDS, MARKINGS AND NOTICES ON MATERIALS BEARING THE MARK, IDENTIFYING MEE AS AN EXCLUSIVE LICENSEE AND POTENTIAL OWNER OF THE MARK.

     MEE HEREBY ACKNOWLEDGES THAT, TO THE BEST OF ITS KNOWLEDGE, AS OF THE TIME OF CLOSING, SELLER'S FACILITIES, GOODS AND OTHER MATERIALS ON WHICH THE MARK IS APPLIED MEET OR EXCEED THE STANDARDS OF QUALITY AND GOOD WILL REQUIRED UNDER THIS PARAGRAPH.


     4.3     USE.  SELLER SHALL USE THE MARK ONLY AS ITS CORPORATE NAME AND ONLY
             ---
IN CONJUNCTION WITH "INC." IN SUCH A MANNER THAT "INC." IMMEDIATELY FOLLOWS THE MARK, AND, IN THE EXERCISE OF ITS RIGHTS PURSUANT TO SECTION 2(B) ABOVE, ONLY AS THE MARK APPEARS ON SUCH EXISTING INVENTORY AND IN ADVERTISEMENTS CONTRACTED FOR PRIOR TO THE CLOSING.

     4.4     OWNERSHIP  OF  MARK.  MEE EXPRESSLY RESERVES THE SOLE AND EXCLUSIVE
             -------------------
RIGHT TO ACQUIRE OWNERSHIP OF THE MARK AND ALL RIGHTS RELATING THERETO UPON THE EFFECTIVENESS OF A CHANGE OF CORPORATE NAME OF THE SELLER. SELLER HEREBY ACKNOWLEDGES THAT MEE HAS THE SOLE AND EXCLUSIVE RIGHT TO COMPEL TRANSFER OF OWNERSHIP OF THE MARK AND AGREES NOT TO CHALLENGE AT ANY TIME, DIRECTLY OR INDIRECTLY, THE RIGHTS OF MEE THERETO.

5.     ADDITIONAL  COVENANTS  OF  THE  PARTIES.
       ---------------------------------------

     5.1     REGISTRATION  AND  MAINTENANCE.  DURING  THE TERM OF THIS AGREEMENT
             ------------------------------
SELLER SHALL HAVE RESPONSIBILITY FOR MAINTAINING ALL REGISTRATIONS OF THE MARK, AND TO TRANSACT ALL BUSINESS IN THE UNITED STATES PATENT AND TRADEMARK OFFICE
AND ALL FOREIGN COUNTERPARTS IN CONNECTION WITH THE MARK. SELLER AGREES TO COOPERATE WITH MEE IN THE PROSECUTION OF ANY TRADEMARK OR SERVICE MARK APPLICATION IN ANY JURISDICTION THAT MEE MAY DESIRE TO FILE WITH RESPECT TO THE MARK AND IN THE MAINTENANCE OF ANY REGISTRATIONS OF THE MARK. IN THE EVENT THAT SELLER, DESPITE REASONABLE NOTICE, OR REQUEST OF MEE, DOES NOT TAKE AN ACTION THAT MEE DEEMS REASONABLY NECESSARY TO PROCURE OR MAINTAIN RIGHTS IN THE MARK, MEE MAY, WITH NOTICE TO SELLER, TAKE ANY SUCH ACTION, AND SELLER HEREBY GRANTS TO MEE POWER OF ATTORNEY TO TAKE SUCH ACTION.

     5.2     LIKELIHOOD  OF  CONFUSION.  OTHER THAN USE OF THE MARK BY SELLER AS
             -------------------------
PROVIDED FOR UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL NOT ADOPT OR USE ANY WORD, NAME, MARK, SYMBOL OR OTHER DESIGNATION OR TRADE STYLE WHICH IN MEE'S REASONABLE OPINION IS LIKELY TO CAUSE CONFUSION WITH THE MARK.


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
     5.3     QUALITY  CONTROL  BY  SELLER.  SELLER  AGREES THAT ALL PRODUCTS AND
             ----------------------------
SERVICES IDENTIFIED BY THE MARK SHALL BE AT LEAST EQUAL IN QUALITY TO PRODUCTS AND SERVICES PROVIDED BY SELLER IMMEDIATELY PRIOR TO THE TRANSACTION. SHOULD MEE NOTIFY SELLER THAT THE PRODUCTS OR SERVICES IDENTIFIED BY THE MARK FAIL TO COMPLY WITH THE FOREGOING STANDARD, SELLER SHALL UNDERTAKE TO CORRECT SUCH DEFECTS IN ACCORDANCE WITH SUCH REASONABLE NOTIFICATION WITHIN TEN (10) DAYS OF SUCH NOTICE.

     5.4     ASSIGNMENT  OF  MARK.  SELLER  SHALL, PROMPTLY UPON A CHANGE OF ITS
             --------------------
CORPORATE NAME, ASSIGN TO MEE ALL RIGHT, TITLE AND INTEREST IN AND TO THE MARK AND GOODWILL ASSOCIATED WITH AND SYMBOLIZED BY THE MARK, AND SHALL EXECUTE SUCH INSTRUMENTS OF CONVEYANCE AND FORMS SUITABLE FOR RECORDING TO EVIDENCE SUCH ASSIGNMENT AS MEE MAY REQUEST.

     5.5     COOPERATION.  EACH PARTY AGREES TO EXECUTE, ACKNOWLEDGE AND DELIVER
             -----------
ALL FURTHER INSTRUMENTS AND DOCUMENTS AND TAKE ALL SUCH FURTHER ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CARRY OUT THE INTENTIONS AND PURPOSES OF THIS AGREEMENT.

6.     INFRINGEMENT  BY  THIRD  PARTIES.
       --------------------------------

     MEE SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, IN ITS SOLE AND ABSOLUTE DISCRETION, TO PROSECUTE OR DEFEND, AT ITS OWN EXPENSE, ALL SUITS INVOLVING THE MARK AND TO TAKE ANY ACTION THAT IT DEEMS DESIRABLE OR NECESSARY FOR THE PROTECTION THEREOF. AT MEE'S DISCRETION, IT MAY DO SO IN ITS NAME, IN THE NAME OF SELLER, OR IN THE NAME OF SELLER AND ITS NAME AND SELLER SHALL CLAIM NO RIGHTS AGAINST MEE AS A RESULT OF ANY SUCH ACTION. IF, DURING THE TERM OF THIS AGREEMENT, MEE DECIDES TO TAKE AFFIRMATIVE ACTION AGAINST ANY INFRINGEMENT OR ACTS OF UNFAIR COMPETITION, SELLER AGREES TO REASONABLY ASSIST MEE AT NO COST TO MEE. RECOVERY OF COSTS OR DAMAGES RESULTING FROM ANY SUCH ACTION SHALL BE
SOLELY  FOR  THE  ACCOUNT  OF  MEE.

7.     DISCLAIMER; LIMITATION OF LIABILITY.  OTHER THAN AS MAY BE EXPLICITLY SET
       -----------  -----------------------
FORTH IN THE STOCK PURCHASE AGREEMENT, MEE AND SELLER EACH FOR THEMSELVES AND EACH ON THEIR OWN BEHALF MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MARK, NAME OR RELATED MARKS. MEE AND SELLER EACH FOR THEMSELVES AND EACH ON THEIR OWN BEHALF HEREBY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR ANY DIRECT OR INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, EXCEPT AS MAY BE PROVIDED IN THE STOCK PURCHASE AGREEMENT.

8.     EQUITABLE  RELIEF.  SELLER  ACKNOWLEDGES  THAT  MONEY  DAMAGES  WOULD NOT
                --------
ADEQUATELY COMPENSATE MEE IN THE EVENT OF A BREACH BY SELLER OF ITS OBLIGATIONS HEREUNDER, AND THAT EQUITABLE RELIEF WOULD BE ESSENTIAL FOR MEE TO ADEQUATELY PROTECT ITSELF HEREUNDER. ACCORDINGLY, SELLER AGREES THAT, IN ADDITION TO ANY OTHER REMEDIES AVAILABLE TO MEE AT LAW OR IN EQUITY, MEE SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN THE EVENT SELLER IS IN BREACH OF ANY COVENANT OR AGREEMENT CONTAINED HEREIN, PROVIDED THAT NO SUCH INJUNCTION WOULD PROHIBIT SELLER FROM USING THE MARK AS ITS CORPORATE NAME, MATHSOFT, INC., UNTIL SUCH TIME THAT SELLER IS ABLE TO LEGALLY CHANGE ITS CORPORATE NAME.


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
9.     MISCELLANEOUS.
       -------------

     9.1     GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE CONSTRUED IN ACCORDANCE
             --------------
WITH, AND GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH COMMONWEALTH.

     9.2     ENTIRE  AGREEMENT.  THIS  AGREEMENT SETS FORTH THE ENTIRE AGREEMENT
             -----------------
BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND IS INTENDED TO SUPERSEDE ALL PRIOR NEGOTIATIONS, UNDERSTANDINGS AND AGREEMENTS. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED OR AMENDED, EXCEPT BY A WRITING SIGNED BY MEE AND SELLER.

     9.3     COUNTERPARTS.  THIS  AGREEMENT  MAY  BE  EXECUTED  IN  ONE  OR MORE
             ------------
COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL AND TOGETHER WHICH SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

     9.4     WAIVER.  THE  FAILURE  OF ANY PARTY TO EXERCISE ANY RIGHT OR REMEDY
             ------
PROVIDED  FOR  HEREIN  SHALL  NOT  BE  DEEMED  A  WAIVER  OF ANY RIGHT OR REMEDY
HEREUNDER.

     9.5     SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT IS DETERMINED BY A
             ------------
COURT OF COMPETENT JURISDICTION TO BE INVALID OR OTHERWISE UNENFORCEABLE, SUCH DETERMINATION SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY REMAINING PROVISIONS OF THIS AGREEMENT. IF ANY PROVISION OF THIS AGREEMENT IS INVALID UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, IT SHALL BE ENFORCED TO THE MAXIMUM EXTENT POSSIBLE SO AS TO EFFECT THE INTENT OF THE PARTIES, AND THE REMAINDER OF THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT.

     9.6     NOTICES.  ALL NOTICES OR OTHER COMMUNICATIONS REQUIRED OR PERMITTED
             -------
TO BE GIVEN BY EITHER PARTY TO THE OTHER PARTY HEREUNDER SHALL BE GIVEN IN THE MANNER AND TO THE ADDRESSES SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

     9.7     ASSIGNMENT.  THIS  AGREEMENT SHALL BE BINDING UPON AND INURE TO THE
             ----------
BENEFIT OF EACH OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, PROVIDED THAT SELLER MAY NOT ASSIGN ANY OF ITS RIGHTS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF MEE.

     9.8     SECTION  HEADINGS.  THE  SECTION  HEADINGS  USED HEREIN ARE FOR THE
             -----------------
CONVENIENCE OF THE PARTIES ONLY, ARE NOT SUBSTANTIVE AND SHALL NOT BE USED TO INTERPRET OR CONSTRUE ANY OF THE PROVISIONS CONTAINED HEREIN.


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
IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT UNDER SEAL THE DAY AND YEAR FIRST ABOVE WRITTEN.

MATHSOFT, INC.                            MATHSOFT ENGINEERING & EDUCATION, INC.

BY  /s/  Charles J. Digate                BY  /s/  Dermot P. O'Grady
  ----------------------------              ------------------------------------

TITLE  Chief Executive Officer            TITLE  Vice President
       and President
     -------------------------                 ---------------------------------

DATE  January 23, 2001                    DATE  January 23, 2001
    --------------------------                ----------------------------------


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